Exhibit 99.1
Amedica Corporation Amends Series A and C Warrants
Amended Terms Fix Exercise Prices and Cap Number of Issuable Shares

SALT LAKE CITY, December 14, 2015 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, announced today that it has amended its Series A and Series C warrants with each of the warrant holders.

“We appreciate the cooperation from our investment partners and believe these amended warrant terms are mutually beneficial for the warrant holders, Amedica, and our shareholders,” said Ty Lombardi, Principal Accounting Officer. “These amendments should minimize the uncertainty of our capital structure associated with the prior terms of the Series A and Series C warrants.”

The amended agreement terms fix the exercise price of each of the Series A and Series C warrants at the current exercise prices, and caps the number of shares issuable by the Company upon exercise of the Series C warrants at 16.4 million, as outlined in the Form 8-K filed on December 14, 2015. As a result of the amended terms, the exercise price of Series A warrants is no longer subject to further downward adjustment pursuant to an automatic exercise of the Series C warrants.

Additionally, the Series A warrants are now exercisable as of December 11, 2015, the date of the amendment. The Series C warrants are no longer subject to automatic exercise but, rather, the holders of the Series C warrants can exercise their warrants at any time prior to the termination date of December 30, 2015.

The amendments also allow the Series A warrants to be exercisable on a cashless basis, provided that if the warrant holder is going to receive shares of registered common stock, the Volume Weighted Average Price (VWAP) used in the cashless calculation cannot exceed $0.15. As of December 11, 2015, the Company had registered 13.1 million shares of common stock underlying the Series A warrants for resale with the SEC. Should the holders of the Series A warrants exercise them on a cashless basis to receive all 13.1 million shares currently registered for resale, using an applicable VWAP of $0.15, the number of aggregate warrant shares available immediately after the exercise of the Series B warrants of 63.0 million would be reduced to an aggregate of 23.8 million warrant shares.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for dental, as well as hip and knee arthroplasty applications. The Company manufactures its products in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, one of the world's largest ceramic manufacturers. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM and private label partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include, but are not limited to, the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future performance, business operations and acceptance of its technology platform. Statements relating to Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and similar statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com

Robert Haag
IRTH Communications
866-976-4784
amda@irthcommunications.com